UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 29, 2005

Date of Report (Date of Earliest Event Reported)

ZiLOG, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-13748	13-3092996
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

532 Race Street

San Jose, California 95126

(Address of principal executive offices, including zip code)

(408) 558-8500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 29, 2005, the Board of Directors of ZiLOG, Inc. (the "Registrant") unanimously adopted resolutions to change its fiscal year end from December 31 to March 31. A transition report on Form 10-Q covering the three-month period ended March 31, 2005 will be filed on or before February 7, 2006. The Registrant is revising its fiscal year so that its audit work can be performed during non-peak periods for its independent auditors which the Registrant believes will result in cost savings over the long-term. The Registrant has also identified deficiencies in its information technology controls, including the need to better segregate duties as it relates to the Registrant's Oracle modules and to improve access compliance. The Registrant has not determined whether these deficiencies in its internal controls over financial reporting would constitute material weaknesses, as defined in Public Company Accounting Oversight Board Auditing Standard No. 2, as of December 31, 2005. However, the change in fiscal year will provide the Registrant with additional time to remediate, and its new independent auditors who were appointed during the third quarter of this year to test, such deficiencies, although no assurance can be made that such deficiencies will be successfully remediated by March 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZiLOG, INC.

By:	/s/ Perry J. Grace

Perry J. Grace
Vice President and Chief Financial Officer
Date: December 29, 2005